UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 7, 2007

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2007, IHS, Inc. (“IHS” or the “Company”) announced a change in its executive leadership structure. Jeff Tarr, President and Chief Operating Officer of the Engineering Segment, and Ron Mobed, President and Chief Operating Officer of the Energy Segment, have each been named a Co-President and Co-Chief Operating Officer of IHS.A press release that provides more information about the announcement is furnished as an Exhibit to this Form 8-K.

In conjunction with the announcement, the Company has entered into an amended employment agreement with each of Messrs. Mobed and Tarr. Along with the changes in title and responsibilities, significant terms of the amendments include enhanced severance benefits. The Company has also entered into an amended employment agreement with Mike Sullivan, Chief Financial Officer. As previously disclosed, Jerre Stead, Chairman and CEO, does not have an employment agreement with the Company.

The severance provisions in each executive’s amended employment agreement now provide that, in the event of involuntary termination, unless termination is for cause (as defined in the agreement), or resignation for good reason (as defined in the agreement), the executive would be entitled to receive a severance payment equal to one and one-half times the sum of the executive’s cash compensation, which includes annual salary plus cash bonus (which will be calculated at the “target” level) and an additional amount equal to the target bonus prorated through the date of termination. Any unvested equity awards would be forfeited, subject to the discretion of the Human Resources Committee of the Board of Directors. Severance benefits would also include an additional two years of service under the company’s defined benefit plans. Any such severance benefits would be conditioned upon the executive’s execution of non-compete, non-solicitation, and confidentiality agreements for at least one and one-half years.

In the event that the termination occurs within fifteen months of a change in control of the Company (as defined in the agreement), the severance benefits would be calculated at two times cash compensation plus an additional amount equal to the target bonus prorated through the date of termination. In addition, any unvested equity awards would immediately vest, with performance-based awards vesting at a target level. In that case, the required termination agreements would have a term of two years.

This description of the amendment to each employment agreement is fully qualified by reference to each amended employment agreement, each of which will be included as an Exhibit to the Company’s annual report on Form 10-K and each of which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1         Media Release dated November 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: November 7, 2007	By:	/s/ Stephen Green
Stephen Green
Secretary and General Counsel

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